                                                                      EXHIBIT 99

RETRACTABLE TECHNOLOGIES, INC. ANNOUNCES TWENTY PERCENT REVENUE INCREASE FOR THREE MONTHS ENDED MARCH 31, 2002

LITTLE ELM, Texas, May 9, 2002--- Retractable Technologies, Inc. (AMEX: RVP) ("Retractable") a leading maker of safety needle devices, today reported increased sales for the three months ended March 31, 2002.

Net revenues for the three months ended March 31, 2002 were $4,116,363, an increase of 20.0% over the $3,431,014 reported in 2001. The sharp growth in sales for the three months ended March 31, 2002 was accompanied by significant gains in operating efficiency. Gross margins for 2002 increased to 35.1% of net revenues from 16.9% a year ago.

The improvement in gross margin from 16.9% in 2001 to 35.1% in 2002 is due to the increased revenues and corresponding positive effect on reduction of unit costs achieved through higher production. A 20.0% increase in 2002 revenues over 2001 revenues resulted in a 107.7% increase in gross margin percentage. Assuming continued increases in revenue, we would expect this positive trend in the Company's gross margin to continue due to our low variable costs of production.

Operating expenses decreased $446,728 for the three months ended March 31, 2002 from the same period last year. Operating expenses as a percentage of net revenues decreased from 75.8% to 52.3%.

For a detailed discussion of financial performance for the three months ended March 31, 2002, see Management's Discussion and Analysis in the Form 10-QSB for the three months ended March 31, 2002, to be filed with the Securities and Exchange Commission no later than May 15, 2002.

Retractable Technologies, Inc. manufactures and markets VanishPoint(R) automated retraction safety syringes and blood collection devices, which virtually eliminate health care worker exposure to accidental needlestick injuries. These revolutionary devices use a patented friction ring mechanism that causes the contaminated needle to retract automatically from the patient into the barrel of the device. VanishPoint(R) safety needle devices are distributed to the acute care hospital market by Abbott Laboratories (NYSE:ABT) and to the alternate care market by various specialty and general line distributors. For more information on Retractable, visit our Web site at www.vanishpoint.com.
                                      -------------------

Forward looking statements in this press release are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 and reflect the company's current views with respect to future events. The company believes that the expectations reflected in such forward-looking statements are accurate. However, the company cannot assure you that such expectations will occur. The company's actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the impact of dramatic increases in demand, the company's ability to quickly increase its production capacity in the event of a dramatic increase in demand, the company's ability to access the market, the company's ability to continue to finance research and development as well as operations and expansion of production through equity and debt financing, as well as sales, the increased interest of larger market players in providing safety needle devices and other risks and uncertainties that are detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

 RETRACTABLE TECHNOLOGIES, INC.
 CONDENSED BALANCE SHEETS
 -------------------------------------------------------------------------------

                                                         March 31, 2002          December 31, 2001
                                                        -----------------       -------------------
                                                            (Unaudited)
  ASSETS
  Cash and cash equivalents                             $         573,774       $         1,220,244
  Accounts receivable, net                                      1,048,169                 1,585,024
  Inventories, net                                              4,121,960                 3,218,786
  Other current assets                                            266,715                   245,555
                                                        -----------------       -------------------
      Total current assets                                      6,010,618                 6,269,609

  Property, plant, and equipment, net                          11,463,823                11,740,464
  Intangible assets and deferred charges, net                     509,946                   530,378
                                                        -----------------       --------------------
      Total assets                                      $      17,984,387       $        18,540,451
                                                        =================       ====================



  LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities:
    Accounts payable                                    $       4,855,224       $         3,917,650
    Current portion of long-term debt                           1,150,971                   686,402
    Accrued compensation                                          274,685                   399,149
    Marketing fees payable                                      1,917,941                 2,517,341
    Accrued royalties                                             280,236                 1,019,050
    Other accrued liabilities                                     262,291                   259,184
                                                        -----------------       -------------------
      Total current liabilities                                 8,741,348                 8,798,776
                                                        -----------------       -------------------

  Long-term debt, net of current maturities                     8,949,718                 9,579,053
                                                        -----------------       -------------------

  Stockholders' equity
    Preferred Stock $1 par value
      Class A                                                   1,086,500                 1,101,500
      Series I, Class B                                           259,400                   261,900
      Series II, Class B                                          431,000                   431,000
      Series III, Class B                                         155,745                   158,245
      Series IV, Class B                                        1,066,000                 1,066,000
    Common Stock, no par value                                          -                         -
    Additional paid-in capital                                 38,691,513                37,671,513
    Accumulated deficit                                       (41,396,837)              (40,527,536)
                                                        -----------------       -------------------
      Total stockholders' equity                                  293,321                   162,622
                                                        -----------------       -------------------
        Total liabilities and stockholders' equity      $      17,984,387       $        18,540,451
                                                        =================       ===================

  RETRACTABLE TECHNOLOGIES, INC.
  CONDENSED STATEMENTS OF OPERATIONS
  (Unaudited)
  -----------------------------------------------------------------------------

                                                            Three Months            Three Months
                                                               ended                   ended
                                                           March 31, 2002          March 31, 2001
                                                         ------------------      ------------------
  Sales, net                                             $       4,116,363       $        3,431,014
  Cost of sales                                                  2,673,469                2,852,532
                                                         -----------------       ------------------
       Gross margin                                              1,442,894                  578,482
                                                         -----------------       ------------------

  Operating expenses:
    Sales and marketing                                            945,763                1,241,897
    Research and development                                        93,501                  345,055
    General and administrative                                   1,113,279                1,012,319
                                                         -----------------       ------------------
      Total operating expenses                                   2,152,543                2,599,271
                                                         -----------------       ------------------

      Loss from operations                                        (709,649)              (2,020,789)

  Interest income                                                    2,889                   28,205
  Interest expense, net                                           (162,541)                (120,271)
                                                         -----------------       ------------------
      Net loss                                                    (869,301)              (2,112,855)
      Preferred stock dividend requirements                       (478,729)                (528,969)
                                                         -----------------       ------------------
      Net loss applicable to common shareholders         $      (1,348,030)      $       (2,641,824)
                                                         =================       ==================

  Net loss per share (basic and diluted)                 $           (0.07)      $            (0.14)
                                                         =================       ==================

  Weighted average common shares outstanding                    20,269,267               19,365,850
                                                         -----------------       ------------------


Contact:

Retractable Technologies, Inc.
Investor Contact:
Douglas W. Cowan, 888/806-2626 or 972/294-1010
rtifinancial@vanishpoint.com
----------------------------
or
Media Contact:
Phillip L. Zweig, 212/490-0811 or 214/912-7415 (cell)
plzweig@aol.com
---------------